                                                                    EXHIBIT 4.17

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347


                                  COBANK, ACB

             SECOND AMENDMENT AND SUPPLEMENT TO SECURITY AGREEMENT


STATE OF LOUISIANA   )
                     )
PARISH OF CALCASIEU  )


STATE OF GEORGIA     )
                     )
COUNTY OF COBB       )



       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS SECOND AMENDMENT AND SUPPLEMENT TO SECURITY AGREEMENT (this "Second Amendment") is made and entered into as of July 1, 1996, by and between MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY (the "Debtor") having its place of business (or chief executive office if more than one place of business) located at P.O. Box 3709, Lake Charles, Louisiana 70602 and whose taxpayer identification number is 72-1265201, and COBANK, ACB, formerly known as the National Bank for Cooperatives (the "Secured Party"), whose mailing address is 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339.

                                   RECITALS:

       WHEREAS, CTC Financial, Inc. (the "Borrower") and the Secured Party entered into (i) that certain Amended and Restated Loan Agreement, dated as of May 15, 1996 (the "Original Mississippi One Loan Agreement") and (ii) that certain Loan Agreement, dated as of May 15, 1996 (the "Mercury Loan Agreement"); and

       WHEREAS, as security for the Borrower's obligations under the Original Mississippi One Loan Agreement and certain other obligations of the Debtor, the Debtor executed and delivered that certain Security Agreement, dated as of September 27, 1994, and First Amendment and Supplement to Security Agreement, dated as of May 15, 1996 (such security agreement, as so
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Second Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347



amended and as amended modified, restated or replaced from time to time, the "Security Agreement"), pursuant to which the Debtor granted to the Secured Party a first priority security interest and lien on the property described therein; and

       WHEREAS, the Borrower and the Secured Party are entering into that certain First Amendment to Amended and Restated Loan Agreement, dated as of even date herewith, amending the Original Mississippi One Loan Agreement (as amended, the "Mississippi One Loan Agreement"; the Mississippi One Loan Agreement and the Mercury Loan Agreement, collectively, the "Loan Agreements"); and

       WHEREAS, as an inducement to the Secured Party to enter into the Loan Agreements and to make the loans provided for therein, the Debtor has agreed to amend the Security Agreement as herein provided;

       NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein and intending to be legally bound hereby, the Debtor hereby agrees with the Secured Party as follows:

       1. Section 2 of the Security Agreement is hereby amended and restated to read in its entirety as follows:

              "The security interest granted hereunder shall secure the following obligations (the "Obligations"): (a) all payments or performances to be made by the Borrower under the "Loan Documents" (as defined in the Mississippi One Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated July 1, 1996 (the "Amended CoBank Note"), made by the Borrower to the Secured Party in the original principal face amount of $32,400,000 (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (b) all payments or performances to be made by the Debtor under the "Loan Documents" (as defined in the Mississippi One Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated July 1, 1996 (the "Mississippi One Note"), made by the Debtor to the order of the Borrower, and assigned to the Secured Party, in the original face principal amount of $32,400,000, and all payments or performances under that certain Amended and Restated Continuing Guaranty, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended





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Second Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347



       and Restated Continuing Guaranty, dated as of July 1, 1996 (as amended the "Mississippi One Guaranty"), made by the Debtor for the benefit of the Secured Party (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (c) all payments or performances to be made by Mercury, Inc. ("Mercury") under the "Loan Documents" (as defined in the Mississippi One Loan Agreement), including, without limitation, all payments and performances under that certain Continuing Guaranty, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as July 1, 1996, as so amended (the "Mercury Guaranty"), made by Mercury for the benefit of the Secured Party (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (d) all payments or performances to be made by the Borrower under the "Loan Documents" (as defined in that certain Loan Agreement, dated as of May 15, 1996, between the Borrower and CoBank (the "Mercury Loan Agreement")), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of May 15, 1996 (the "Mercury CoBank Note"), made by the Borrower to the Secured Party in the original principal face amount of $5,000,000 (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (e) all payments or performance to be made by the Debtor under the "Loan Documents" (as defined in the Mercury Loan Agreement), including, without limitation, all payments or performances under the Mississippi One Guaranty (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (f) all payments or performances to be made by Mercury under the "Loan Documents" (as defined in the Mercury Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated July 1, 1996 (the "Mercury Note"; the Amended CoBank Note, the Mississippi One Note, the Mercury CoBank Note and the Mercury Note, collectively, the "Notes"), made by Mercury to the order of the Borrower, and assigned to the Secured Party, in the original face principal amount of $5,000,000, and all payments or performances under the Mercury Guaranty (as any such Loan Documents may be amended, modified, extended, renewed, reinstated or replaced from time to time); and (g) the payment of all other indebtedness and the performance of all other obligations of the Borrower, Mercury or the Debtor to the Secured Party of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all





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Second Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347



       loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties."

       2. The Loan Documents, any Loan Document or Loans, when used in the Security Agreement, shall mean the Loan Documents, a Loan Document or Loans, respectively, as defined in the Loan Agreements.

       3. The "Loan Agreements" or "Mississippi One Loan Agreement," when used in the Security Agreement, shall mean the "Loan Agreements," or "Mississippi One Loan Agreement," respectively, as defined in the Second Amendment. All references in the Security Agreement to "this Security Agreement" shall hereafter be to the Security Agreement as amended by this Second Amendment.

       4. Section 6(D) of the Security Agreement is hereby amended so as to strike the phrase "(as defined in the Loan Agreement)" and substitute the phrase "(as defined in the Mississippi One Loan Agreement)".

       5. Schedule A to the Security Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the Schedule A attached hereto.

       6. After giving effect to the amendments to and restatement of the Security Agreement set forth in this Second Amendment, the representations and warranties of the Debtor set forth in the Security Agreement are true and correct as of the date hereof as if made on the date hereof.

       7. It is the intention of the parties hereto that this Second Amendment shall not constitute a novation and shall in no way adversely affect or impair (i) the validity of the "Loan Documents" (as defined in the Loan Agreements) or (ii) the validity or priority of the security interest created by the Security Agreement, it being the intention of the parties hereto merely to amend and restate the Security Agreement as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Security Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Debtor.

       8. This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       9. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





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Second Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347




       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by the duly authorized officers of the respective parishes, after a due reading of the whole.

       At Lake Charles, Louisiana, on July 1, 1996.

                                        MISSISSIPPI ONE CELLULAR TELEPHONE
                                        COMPANY


                                        By: /s/ THOMAS G. HENNING
                                           -----------------------------------
                                            Name:Thomas G. Henning
                                                 -----------------------------
                                            Title: President
                                                  ----------------------------


                                        Attest:/s/ ROBERT PIPER
                                               -------------------------------
                                                Name: Robert Piper
                                                     -------------------------
                                                Title: Secretary
                                                      ------------------------
                                                [CORPORATE SEAL]
Witnesses to all Signatures:


/s/ SHEILA KING
------------------------------------
Witness

/s/ PAT HAMILTON
------------------------------------
Witness

/s/ SANDEL DIAZ
------------------------------------
Notary Public

My commission expires: lifetime commission
                       -------------------

       [NOTARIAL SEAL]





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Second Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347




                   [Signatures Continued from Previous Page]




       At Atlanta, Georgia on July 2, 1996.


                                        COBANK, ACB


                                        By: /s/  Mary Kay Deering
                                           -----------------------------------
                                            Name:Mary Kay Deering
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------

Witnesses to Signature:

/s/ SHAWNA KEENAN
------------------------------------
Witness

/s/ [ILLEGIBLE]
------------------------------------
Witness

/s/ MARIANNE R. HOWELL
------------------------------------
Notary Public

My commission expires: April 25, 1999
                       --------------

       [NOTARIAL SEAL]





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